Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-101243, 333-101265, 333-125667, 333-131164, 333-140939, 333-155757 and 333-165078) and in the Registration Statement on Form S-3 (No. 333-163043) of Zimmer Holdings, Inc. of our report dated February 24, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, IL
February 24, 2011